Contact:	Mark Thomson, CFO
(757) 766-4224

FOR IMMEDIATE RELEASE

Measurement Specialties Announces Third Quarter Results

Net Income of $4.7 million on Net Sales of $76.3 million

Hampton, VA, February 1, 2012 – Measurement Specialties, Inc. (NASDAQ: MEAS) (the “Company”), a global designer and manufacturer of sensors and sensor-based systems, announces results for the three and nine months ended December 31, 2011.

The Company reported an increase in consolidated net sales of $4.6 million, or approximately 6%, to $76.3 million for the three months ended December 31, 2011, as compared to the corresponding period of last year. Excluding sales attributed to the Eureka, Celesco and Gentech acquisitions of approximately $6.9 million for the three months ended December 31, 2011, organic sales decreased $2.3 million or 3%. For the three months ended December 31, 2011, the Company reported net income of $4.7 million, or $0.30 per diluted share, as compared to net income of $7.5 million, or $0.49 per diluted share, for the same period last year.

The Company reported an increase in consolidated net sales of $28.8 million, or 15%, to $226.8 million for the nine months ended December 31, 2011, as compared to the corresponding period of last year. Excluding sales attributed to the Pressure Systems, Inc., Eureka, Celesco and Gentech acquisitions of approximately $19.5 million and $7.2 million for the nine months ended December 31, 2011 and 2010, respectively, organic sales increased $16.5 million or approximately 8.6%. For the nine months ended December 31, 2011, the Company reported net income of $19.4 million, or $1.22 per diluted share, as compared to net income of $19.8 million, or $1.30 per diluted share, for the same period last year.

Frank Guidone, Company CEO commented, “Our earnings performance in the third quarter was directly impacted by lower sales volume, lower gross margin resulting from poor overhead absorption and higher scrap, largely associated with new programs, and higher amortization expense associated with recent acquisitions. As we noted previously, we had strong bookings during the quarter which we believe will support a recovery in the forth quarter. We expect fiscal 2012 consolidated net sales to range from $308 million to $311 million. While R&D expense has always been considered an investment in future growth, we currently have an unusually high number of large development programs ongoing that negatively impact results in the near term, but will significantly contribute to organic growth over the next several years.”

On February 1, 2012, the Company filed its Form 10-Q for the three and nine months ended December 31, 2011. Please refer to the Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Form 10-Q filed for a more complete discussion of sales, margin and expenses.

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

The Company will host an investor conference call on Thursday, February 2, 2012 at 11:00 AM Eastern to answer questions regarding the third quarter results reported in our Form 10-Q for quarter ended December 31, 2011.  US dialers: (877) 407-9210; International dialers (201) 689-8049.  Interested parties may also listen via the Internet at: www.investorcalendar.com.  The call will be available for replay for 30 days by dialing (877) 660-6853 (US dialers); (201) 612-7415 (International dialers), and entering the replay pass code #286 and conference ID# 387500, and on Investorcalendar.com.

About Measurement Specialties: Measurement Specialties, Inc. (MEAS) designs and manufactures sensors and sensor-based systems to measure precise ranges of physical characteristics such as pressure, temperature, position, force, vibration, humidity and photo optics. MEAS uses multiple advanced technologies – piezo-resistive silicon sensors, application-specific integrated circuits, micro-electromechanical systems (“MEMS”), piezoelectric polymers, foil strain gauges, force balance systems, fluid capacitive devices, linear and rotational variable differential transformers, electromagnetic displacement sensors, hygroscopic capacitive sensors, ultrasonic sensors, optical sensors, negative thermal coefficient (“NTC”) ceramic sensors, mechanical resonators, reed switch and submersible hydrostatic level sensors – to engineer sensors that operate precisely and cost effectively.

This release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Forward looking statements may be identified by such words or phrases  as “should”, "intends", “ is subject to”, "expects", "will", "continue", "anticipate", "estimated", "projected", "may", " believe", "future prospects", or similar expressions.  Factors that might cause actual results to differ materially from the expected results described in or underlying our forward-looking statements include: Conditions in the general economy, including risks associated with the current financial crisis and worldwide economic conditions and reduced demand for products that incorporate our products; Competitive factors, such as price pressures and the potential emergence of rival technologies; Compliance with export control laws and regulations; Fluctuations in foreign currency exchange and interest rates; Interruptions of suppliers’ operations or the refusal of our suppliers to provide us with component materials, particularly in light of the current economic conditions and potential for suppliers to fail; Timely development, market acceptance and warranty performance of new products; Changes in product mix, costs and yields; Uncertainties related to doing business in Europe and China; Legislative initiatives, including tax legislation and other changes in the Company’s tax position; Legal proceedings; Compliance with debt covenants, including events beyond our control; Conditions in the credit markets, including our ability to raise additional funds or refinance our existing credit facility; Adverse developments in the automotive industry and other markets served by us; and risk factors listed from time to time in the reports we file with the SEC.  The Company from time-to-time considers acquiring or disposing of business or product lines. Forward-looking statements do not include the impact of acquisitions or dispositions of assets, which could affect results in the near term.  Actual results may differ materially.  The Company assumes no obligation to update the information in this release.

Company Contact: Mark Thomson, CFO, (757) 766-4224

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,

(Amounts in thousands, except per share amounts)	2011	2010	2011	2010
Net sales	$76,341	$71,687	$226,768	$198,022
Cost of goods sold	47,470	42,030	135,449	114,424
Gross profit	28,871	29,657	91,319	83,598
Selling, general, and administrative expenses	22,406	20,752	66,282	58,065
Operating income	6,465	8,905	25,037	25,533
Interest expense, net	806	753	1,932	2,395
Foreign currency exchange loss (gain)	27	(63)	47	134
Equity income in unconsolidated joint venture	(240)	(153)	(612)	(402)
Other expense (income)	(10)	(24)	41	110
Income before income taxes	5,882	8,392	23,629	23,296
Income tax expense	1,187	893	4,269	3,453
Net income	$4,695	$7,499	$19,360	$19,843

Earnings per common share - Basic:
Net income - Basic	$0.31	$0.51	$1.29	$1.36
Net income - Diluted	$0.30	$0.49	$1.22	$1.30

Weighted average shares outstanding - Basic	15,040	14,684	15,059	14,609
Weighted average shares outstanding - Diluted	15,818	15,447	15,918	15,222

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31,	March 31,
(Amounts in thousands)	2011	2011

ASSETS

Current assets:
Cash and cash equivalents	$24,552	$20,860
Accounts receivable trade, net of allowance for doubtful accounts of $678 and $714, respectively	45,027	43,624
Inventories, net	56,920	52,212
Deferred income taxes, net	2,652	3,212
Prepaid expenses and other current assets	5,215	5,514
Other receivables	1,583	1,222
Assets held for sale	1,829	-
Total current assets	137,778	126,644

Property, plant and equipment, net	54,004	50,303
Goodwill	145,617	115,864
Acquired intangible assets, net	50,792	28,656
Deferred income taxes, net	2,283	2,883
Investment in unconsolidated joint venture	3,019	2,578
Other assets	4,732	2,838
Total assets	$398,225	$329,766

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

MEASUREMENT SPECIALTIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31,	March 31,
(Amounts in thousands, except share amounts)	2011	2011

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$133	$171
Current portion of capital lease obligations	35	39
Promissory notes payable	2,660	2,713
Accounts payable	26,520	21,815
Accrued expenses	7,532	5,441
Accrued compensation	8,716	12,646
Income taxes payable	1,157	2,491
Deferred income taxes, net	430	444
Other current liabilities	2,899	2,752
Total current liabilities	50,082	48,512

Revolver	80,327	46,000
Long-term debt, net of current portion	20,722	20,901
Capital lease obligations, net of current portion	35	17
Acquisition earn-out contingencies	3,948	-
Deferred income taxes, net	12,025	3,532
Other liabilities	2,441	1,735
Total liabilities	169,580	120,697

Equity:
Serial preferred stock; 221,756 shares authorized; none outstanding	-	-
Common stock, no par; 25,000,000 shares authorized; 15,087,099 shares and 14,989,675 shares issued and outstanding	-	-
Additional paid-in capital	96,707	93,608
Retained earnings	120,669	101,309
Accumulated other comprehensive income	11,269	14,152
Total equity	228,645	209,069
Total liabilities and shareholders' equity	$398,225	$329,766

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

MEASUREMENT SPECIALTIES, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months ended December 31,
(Amounts in thousands)	2011	2010
Cash flows from operating activities:
Net income	$19,360	$19,843

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,948	11,226
Gain on sale of assets	-	(3)
Non-cash equity based compensation	3,662	2,231
Deferred income taxes	(479)	360
Equity income in unconsolidated joint venture	(612)	(402)
Unconsolidated joint venture distributions	582	114
Net change in operating assets and liabilities:
Accounts receivable, trade	2,142	(5,264)
Inventories	(2,932)	(10,316)
Prepaid expenses, other current assets and other receivables	596	(864)
Other assets	(1,910)	62
Accounts payable	1,622	451
Accrued expenses, accrued compensation, other current and other liabilities	(3,576)	3,365
Income taxes payable	(3,209)	1,784
Net cash provided by operating activities	27,194	22,587
Cash flows from investing activities:
Purchases of property and equipment	(9,759)	(6,676)
Proceeds from sale of assets	-	33
Acquisition of business, net of cash acquired, and acquired intangible assets	(46,317)	(27,037)
Net cash used in investing activities	(56,076)	(33,680)
Cash flows from financing activities:
Borrowings from revolver	48,900	62,746
Borrowings from long-term debt	-	20,000
Repayments of revolver and capital leases	(14,559)	(59,700)
Repayments of long-term debt	(141)	(8,145)
Payment of deferred financing costs	(353)	(1,568)
Purchase of treasury stock	(6,500)	-
Proceeds from exercise of options and employee stock purchase plan	5,123	4,818
Excess tax benefit from exercise of stock options	819	122
Net cash provided by (used in) financing activities	33,289	18,273

Net change in cash and cash equivalents	4,407	7,180
Effect of exchange rate changes on cash	(715)	371
Cash, beginning of year	20,860	23,165
Cash, end of period	$24,552	$30,716

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

Reconciliation of Non-GAAP Financial Measures (Unaudited):

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

(In thousands, except percentages)

Income from continuing operations, net of income taxes	$4,695	$7,499	$19,360	$19,843

Add Back:
Interest	806	753	1,932	2,395
Provision for income taxes	1,187	893	4,269	3,453
Depreciation and amortization	4,847	4,106	11,948	11,226
Foreign currency exchange loss (gain)	27	(63)	47	134
Non-cash equity based compensation	1,162	974	3,662	2,231
ITAR legal fees and acquisition related professional fees	333	14	800	32
Adjusted EBITDA	$13,057	$14,176	$42,018	$39,314
As % of Net Sales	17.1%	19.8%	18.5%	19.9%

Free Cash Flow
Net cash provided by operating activities from continuing operations	$8,061	$9,834	$27,194	$22,587
Purchases of property and equipment	(5,148)	(1,932)	(9,759)	(6,676)
Free Cash Flow	$2,913	$7,902	$17,435	$15,911

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” promulgated under the Securities and Exchange Act of 1934, as amended, defines and prescribes the conditions for use of certain non-GAAP financial information. We believe that certain of our financial measures which meet the definition of non-GAAP financial measures provide important supplemental information to investors.

The financial information accompanying this press release includes the Company’s earnings before interest, income taxes, depreciation, amortization, foreign currency transaction gains/losses, non-cash equity based compensation and certain legal expenses, or “Adjusted EBITDA” and “Free Cash Flow.” Adjusted EBITDA and Free Cash Flow are non-GAAP measures that are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from Adjusted EBITDA and Free Cash Flow measures used by other companies. Adjusted EBITDA is derived by adding interest, taxes, depreciation, amortization, foreign currency transaction gains/losses, non-cash equity based compensation and certain legal expenses related to International Traffic in Arms Regulation (ITAR) matters to the Company’s net income from continuing operations and professional fees related to acquisitions. Free Cash Flow is derived by taking net cash provided by operating activities from continuing operations and subtracting capital expenditures (purchases of property and equipment). The Company believes that Adjusted EBITDA is important to investors because it provides a financial measure that is more representative of the Company’s cash flow (prior to taking into account the effects of changes in working capital and purchases of property and equipment), excluding non-cash expenses and items such as foreign currency transaction gains/losses, income taxes, interest and certain legal expenses, which vary greatly period to period. Legal expenses relate to the Company’s previously announced investigation into certain export compliance issues. The Company believes that this measure is important to investors because it more accurately represents the leverage effect of fixed expenses. The Company believes Free Cash Flow is also important to investors as it provides useful information about the amount of cash generated by the business after the purchase of property, buildings and equipment, which can then be used to, among other things, invest in the Company’s business, make strategic acquisitions and strengthen the balance sheet, and because it is a significant measure used in determining the enterprise value of the Company. A limitation on the use of Free Cash Flow as a measure of financial performance is that it does not represent the total increase or decrease in the Company’s cash balance for the period or the residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions.

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

These non-GAAP financial measures are used by management in addition to and in conjunction with the results presented in accordance with GAAP. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. Non-GAAP financial measures provide an additional way of viewing aspects of our operation that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide an understanding of certain factors and trends relating to our business. The Company strongly encourages investors to review our financial statements and publicly filed reports in their entirety and to not rely on any single financial measure.

*****End of Press Release*****

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com